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                                                                   EXHIBIT 10.11
                             MANAGEMENT AGREEMENT


     This Management Agreement ("Agreement") is dated for reference purposes as of April 1, 1997, by and between Assisted Living Concepts, Inc., a Nevada corporation ("Manager") and that certain Joint Venture, between Manager and Health Equity Investors, LLC, a California limited liability company ("HEI") (referred to herein as "Venture").

     This Agreement is made in reliance on the following facts:

     A. On or about April 1, 1997, Manager and HEI formed a Joint Venture pursuant to a certain Joint Venture Agreement, dated as of April 1, 1997 ("Joint Venture Agreement") in connection with the five assisted living facilities, as set forth in Exhibit "A" hereto (collectively referred to herein as "Properties" and each property is individually referred to herein as "Property").

     B. Venture requires a management team to take complete responsibility for the management of the Properties pursuant to the terms and conditions set forth herein, including without limitation, provisions regarding Manager's operation, management and maintenance of the Properties, including taking applications for and filling vacancies in the residential units by qualified applicants ("Tenants") pursuant to agreements ("Rental Agreements") on behalf of Venture and Manager desires to render management services to Venture pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, for valuable consideration given and received, Manager and Venture agree as follows:

     1.   Incorporation of Recitals.  The above recitals are not mere recitals
          -------------------------
but are intended to be contractual in nature and, therefore, are incorporated herein by this reference.

     2.   Engagement of Manager.  Venture engages Manager as an independent
          ---------------------
contractor to operate, manage and maintain the Properties in accordance with the terms and conditions set forth in this Agreement, and Manager hereby agrees that it will operate, manage and maintain the Properties pursuant to the terms and conditions herein.

     3.   Duties of Manager.
          -----------------

          3.1  Personnel.
               ----------

               3.1.1 In conformity with the Budget, as such term is defined herein, Manager shall hire, pay and supervise, as employees of Manager, qualified personnel necessary and appropriate to perform Manager's duties under this Agreement and maintain and operate the Properties according to applicable law and the standards

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which are customary for Manager in connection with the
management of its other facilities in Ohio, if any. Such personnel shall include both persons in Manager's general employ and located in Manager's principal place of business, as well as persons employed by Manager for the purpose of operating and maintaining each of the Properties and located in any office established by Manager at each of the Properties.

          3.1.2 Manager shall have such employees which Ohio law requires at each of the Properties. In any event, at least one responsible staff employee of Manager shall be physically present at each Property at all times. Manager shall hire an on-site Program Director for each Property who shall have supervisory responsibility for performance of all management duties.

          3.1.3 Manager shall use due care in the selection and supervision of personnel to operate and maintain the Properties and of persons in the general employ of Manager to whom said duties are delegated. Manager shall develop a staffing plan that is sensitive and responsive to Tenants, their needs and the level of service to be provided. Such personnel shall in every instance be deemed employees of Manager and not of Venture, and Venture shall have no right to establish qualifications or criteria for such employees, to supervise or to direct such employees.

          3.1.4 All salaries, wages and other compensation of personnel employed by Manager hereunder, including so-called fringe benefits, health insurance, social security, taxes, worker compensation and the like, shall be deemed to be expenses of Manager, and Venture shall not be liable for them; provided, however, Manager may draw sufficient amounts from the Operating Account, as that term in defined herein, to fund its payroll obligations for such personnel in accordance with the Budget.

          3.2  Books and Records and Reports.
               -----------------------------

          3.2.1. Manager shall maintain separate and complete books and records in connection with its management and operation of the Properties, which Manager shall keep safe, available and separate from any other records.
Manager shall prepare statements and reports as requested by Venture, including monthly operating reports for each Property.

          3.2.2 Manager shall make the books of account and all other records relating to or reflecting the operation of each Property available to Venture and its representatives, including, without limitation, Venture's auditors, accountants and attorneys, at all reasonable times for copying, examination, audit, inspection and transcription at Manager's office or at such other place designated by Manager.

          3.2.3 Upon expiration of the term of this Agreement or earlier termination as provided herein, Manager shall deliver all such books and records to Venture within three (3) business days after the date of such expiration or termination.

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          3.3  Tenant Relations and Collections.
               --------------------------------

               3.3.1 Manager shall at all times during the term of this Agreement operate and maintain the Properties in compliance with all applicable laws and according to the standards which are customary for Manager in connection with the management of its other facilities, if any in Ohio.

                3.3.2 Manager shall secure full compliance by the Tenants with the terms and conditions of their respective Rental Agreements and applicable rules and regulations. Voluntary compliance shall be emphasized.

                3.3.3 Manager shall not tolerate willful evasion of Tenant's obligations to pay monthly rent or other charges required under the Rental Agreement. Manager may terminate any tenancy when, in Manager's judgment, sufficient cause exists under the terms of the Tenant's Rental Agreement.

          3.4  Service to Residents.   Manager shall be responsible for the
               --------------------
effective and efficient delivery of services to Tenants. Such services shall include: the maintenance of safe and clean common areas and grounds; trash removal; weekly housekeeping and laundry service; periodic window washing, carpet cleaning; the option to purchase three meals per day, seven days per week; maintenance of twenty-four-hour-per-day emergency call system; coordination of scheduled transportation; recreational facilities and activities; centrally-located mail distribution; and other services as Ohio law requires and such services as specified in the Rental Agreements. Accordingly, Manager shall diligently provide services of consistently high quality, comparable to that which manager otherwise provides and in accordance with applicable laws.

          3.5  Service Contracts.  In conformity with the approved Budget, for
               -----------------
each of the Properties, Manager shall negotiate and enter into or renew, in Manager's name, service contracts for services which are required in the ordinary course of the economic, efficient and profitable operation of each of the Properties in a manner satisfactory to Venture, including, without limitation, contracts for electricity, gas, fuel, water, telephone, window cleaning, interior and exterior cleaning, painting, plumbing, security, pest control, landscaping, equipment maintenance, trash removal and other services.

          3.6  Repairs and Maintenance.  Manager shall maintain or cause to be
               -----------------------
maintained each of the Properties in such condition and repair as Manager's other facilities in Ohio are maintained. All repairs, maintenance, replacements, substitutions, improvements and additions to a Property shall be undertaken by Manager only after securing Venture's prior approval, except that any repair, maintenance, replacement, substitution, improvement or addition which has been provided for in the Budget or any emergency repair may be undertaken without Venture's approval.

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          3.7  Operating Procedures.    Manager shall operate each of the
               --------------------
Properties in the same manner as is customary and usual in the operation of Manager's other facilities in Ohio, so as to maximize the earnings of each of the Properties and to provide such services at each Property as are ordinarily provided by Manager in its facilities in Ohio.

     4.   Payment of Expenses.     From the funds collected from Tenants and
          --------------------
commercial lease tenants, if any, and working capital contributed by Venture, as necessary, Manager shall disburse the following as and when due and owing as part of the operating expenses of each of the Properties: (I) all real property taxes on each Property; (ii) all insurance premium payments attributable or allocable to each Property; (iii) all operating expenses, including, without limitation, payroll, fringe benefits, workers compensation, costs of utilities, maintenance and repair expenses; and (v) Manager's compensation as set forth herein. Venture shall reimburse Manager all funds advanced by Manager on Venture's behalf pursuant to the terms of this Agreement.

     5.   Annual Budget. Annually, at a date to be determined by Venture,
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Manager shall prepare an annual operating budget for each Property ("Budget"), in the form approved by Venture,  and shall submit such budget to Venture for
approval.   If a Budget has not been approved by Venture with respect to any calendar year, the most recent Budget approved by Venture shall be effective until Venture approves another Budget.

     6.   Bank Accounts and Disbursement of Funds.
          ----------------------------------------

          6.1  Operating Account.
               ------------------

          6.1.1 Manager shall deposit all monies received or collected in the operation of each Property in accounts and in financial institutions as
designated by Venture ("Operating Account").     From the Operating Account,
Manager shall pay all expenses of each Property in accordance with the provisions of this Agreement. All funds in such account shall at all times be the exclusive property of Venture. Manager shall make draws upon the Operating Account in accordance with the terms of this Agreement and shall not commingle monies in the Operating Account with other funds of Manager if requested by Venture or applicable laws or regulations of Ohio require segregation of income accounts. Manager may establish such additional accounts on behalf of Venture according to the above requirements as may be reasonably necessary.

          6.2  Security Deposit Account.  Manager shall deposit all security
               ------------------------
deposits received by it from Tenants or commercial lease tenants in financial institutions approved by Venture in special accounts and shall not commingle such monies with other funds of Manager; provided, however, that if applicable laws or regulations require a different method for handling security deposits or income, Manager shall comply therewith.

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          6.3  Working Capital.  Venture shall furnish funds sufficient in
               ----------------
amount to constitute normal working capital for the operation of each Property, and thereafter Venture shall maintain sufficient working capital for each Property. Manager shall not be obligated to advance any of its own funds to or for the account of Venture, nor to incur any liability unless Venture shall have furnished Manager with funds necessary for the discharge thereof.

     7.   Compliance.
          -----------

          7.1  Compliance with Environmental Laws.  Manager shall use its
              ---  -----------------------------------
best efforts to cause each Property and operation thereof to be in compliance with all federal and Ohio environmental laws.

          7.2  Compliance with Other Laws and Agreements.
               -----------------------------------------

          7.2.1 Manager shall use its best efforts to cause each Property and operation thereof to be in compliance will all other laws as well. Manager shall use its best efforts promptly to remedy any violation of any such laws.

          7.2.2 Manager shall use its best efforts to cause compliance of each Property and operation thereof with all terms and conditions contained in any Rental Agreement and in any commercial lease of any portion of a Property.

          7.2.3 Manager shall use its best efforts to keep in force all licenses and permits required for operation of each Property.

          7.2.4 Manager shall comply with all laws applicable to Manager's activities in managing each Property, including, without limitation, all labor, tax unemployment insurance and workers' compensation laws.

     8.   Casualty, Public Liability and Other Insurance.   Manager shall
          -------------------------------------------------
provide and maintain such insurance coverage as may be reasonably required by Venture and provide evidence of such insurance, as requested by Venture.

     9.   Term of Agreement; Removal of Manager.    This Agreement shall become
          --------------------------------------
effective as of the date hereof and shall expire concurrently upon the termination of the Joint Venture Agreement. Venture shall have no right to remove Manager during the Term.

     10.  Compensation.         As full compensation for all of Manager's
          -------------
services hereunder,  Venture shall pay Manager for each Property, the greater of
(I)  Eight percent (8%) of the monthly gross receipts generated by the Property
or (ii) $2,000.   The monthly compensation shall be payable to Manager on or before the 15/th/ day of the subsequent month. As used herein, "gross receipts" are all of the following amount

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received from the operation of a Property: rentals or other charges for use and occupancy of any space within the Property, or for services or equipment provided in connection with such occupancy, including without limitation, any proceeds arising from: (I) rental interruption insurance, (ii) furniture rental,
(iii) parking, (iv) forfeited security deposits applied by Venture to cure the non-payment of rent (but not applied by Venture to other damages suffered by Venture), (v) income from coin-operated machines, and (vi) other miscellaneous income collected at the Property. Excluded from gross receipts are all other receipts, including, but not limited to, security deposits, income derived from interest on investments, proceeds of claims on account of insurance policies (other than rental interruption insurance), abatement of taxes and awards arising out of takings by eminent domain, and discounts and dividends on insurance policies.

     11.  Indemnification by Manager of Venture.  Manager agrees to indemnify
          -------------------------------------
Venture and hold Venture harmless from any and all claims, demands, liabilities, damages, lawsuits, judgments and costs and expenses, including, without limitation, costs of defense and reasonable attorney's fees incurred by Venture arising directly or indirectly, in whole or in part, out of any intentional act, gross negligence, willful misconduct or wrongful act or omission by Manager, their employees or agents, with respect to the management of any of the Properties.

     12.  Miscellaneous Provisions.
          -------------------------

          12.1 Notices.     All notices to be given pursuant to this Agreement
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shall be either (i) personally delivered; (ii) sent via certified or registered mail, postage prepaid; (iii) overnight courier (such as Federal Express, DHL, etc.); or (iv) by telecopy transmittal. If sent via certified or registered mail, receipt shall be deemed effective forty-eight (48) hours after being deposited in the United States mail. If sent via overnight courier, receipt shall be deemed effective twenty-four (24) hours after the sending thereof. If sent via telecopy transmission, a confirming copy shall be sent to the sender, and receipt of the telecopy transmitted shall be deemed made twenty-four (24) hours after the sending thereof. All notices to be given pursuant to this Agreement shall be given to the parties at the following respective address.

     to Manager:     Assisted Living Concepts, Inc..
                     9955 S.E. Washington, Suite 201
                     Portland, Oregon  97216
                     Attention:  Chief Financial Officer
                     Telecopier No.:  (503) 257-0828

     with a copy to: Bullivant Houser Bailey Pendergrass & Hoffman
                     300 Pioneer Tower
                     888 S.W. Fifth Avenue
                     Portland, Oregon 97204-2089
                     Attention:  Sandra Campbell, Esq.
                     Telecopier No.:  (503) 295-0915

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     to Venture:     C/O  Health Equity Investors, LLC.
                     3401 West 87/th/ Street
                     Leawood, Kansas  66206
                     Attention:  Zachary H. Shafran
                     Telecopier No.:  (913) 236-1890

     with copy to:   C. Michelle Marlo, Esq.
                     2049 Century Park East, Suite 2200
                     Los Angeles, California 90067
                     Telecopier No.:  (310) 785-0254


          12.2 Entire Agreement.  This Agreement, and the Exhibits attached
               ----------------
hereto, represent the final and entire agreement between the parties in connection with the terms and conditions of this Agreement and supersedes and replaces any and all prior and contemporaneous agreements, understandings and communications between the parties, whether oral or written, with regard to the subject matter hereof. There are no oral or written agreements, representations or inducements of any kind existing between the parties relating to this transaction which are not expressly set forth herein. This Agreement may not be modified except by a written agreement signed by all signatories to this Agreement .

          12.3 Binding Effect.      This Agreement shall be binding upon and
               --------------
inure to the benefit of the parties hereto, their respective heirs, legal representatives, administrators, successors in interest and permitted assigns.

          12.4 Waiver.  No waiver by any party at any time of any breach of any
               -------
provision of this Agreement shall be deemed a waiver or a breach of any other provision herein or a consent to any subsequent breach of the same or another provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action.

          12.5 Captions and Headings.     The captions and paragraphs numbers
               ---------------------
appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of this Agreement.

          12.6 Counterparts.    This Agreement may be executed in counterparts,
               ------------
each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

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

          12.7 Governing Law.       This Agreement has been prepared, negotiated
               -------------
and executed in, and shall be construed in accordance with, the laws of the State of California.

          12.8 Attorneys Fees and Costs.    If either party named herein brings
               ------------------------
an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action (or proceeding), on trial or appeal or otherwise, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the Court (or if applicable, the arbitrator).

          12.9 Time Of Essence.     Time is of the essence with respect to all
               ---------------
matters contained in this Agreement.

          12.10  Invalidity of Any Provision.    If any provision (or any
                 ---------------------------
portion of any provision) of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity, and enforceability of the remaining provisions (or the balance of such provision) shall not be affected thereby.


          12.11  No Third Party Beneficiary Rights.   This Agreement is entered
                 ---------------------------------
into for the sole benefit of Manager and Venture and no other parties are intended to be direct or incidental beneficiaries of this Agreement and no third party shall have any right in, under or to this Agreement.

          12.12  Incorporation of Exhibits.    Each and all of the exhibits
                 -------------------------
attached to this Agreement are incorporated herein as if set forth in full in this Agreement.

          12.13  Assignment.  Neither Manager nor Venture may assign this
                 -----------
Agreement without the prior written consent of the other party hereto.

          12.14   Manager's Authority.  Manager has no authority to act for or
                  -------------------
represent Venture except as herein specified.

          12.15  Relationship.  Nothing contained in this Agreement shall be
                 -------------
construed to create a relationship of employer and employee between Manager and Venture, it being the intent of the parties hereto that the relationship created hereby is, in fact and intent, that of an independent contractor. Nothing contained in this Agreement shall be deemed to constitute Venture and Manager as partners or joint venturers.

          12.16  Status Reports.  Recognizing that each party might find it
                 --------------
necessary, from time to time, to establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance under this Agreement,

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

each party agrees, upon the written request of the other party from time to time, promptly to furnish a written statement from its officer most knowledgeable concerning this Agreement on the status of any matter pertaining to this Agreement.



          IN WITNESS WHEREOF, MANAGER AND VENTURE have executed this Agreement as of the date first written above.

          "MANAGER"                     ASSISTED LIVING CONCEPTS, INC.,
                                        A NEVADA CORPORATION

                                        By: /s/
                                            ----------------------------------
                                        Its:__________________________________

          "VENTURE"
                                        HEALTH EQUITY INVESTORS, LLC,
                                        A CALIFORNIA LIMITED LIABILITY COMPANY

                                             By: /s/
                                                 -----------------------------
                                             Its:_____________________________

                                             AND

                                        ASSISTED LIVING CONCEPTS, INC.,
                                        A NEVADA CORPORATION

                                        By: /s/
                                            ----------------------------------
                                           Its:_______________________________

                                  EXHIBIT "A"
                                   PROPERTIES



Taylor House
Findlay, Ohio

Campbell House
Bel Fontaine, Ohio

Oakley House
Greenville, Ohio

Kingsbury House
Defiance, Ohio

Blanchard House
Kenton, Ohio

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